STRATEGIC FUNDS, INC. - Dreyfus Active MidCap Fund Registration No. 811-3940 Sub-Item 77Q1

The Fund’s Board authorized the name change of Dreyfus New Leaders Fund (a series of the Registrant) to Dreyfus Active MidCap Fund, a description of which appears in the Registrant’s Articles of Amendment, incorporated by reference to Exhibit (a)(6) of Post-Effective Amendment No. 53 the Registrant's Registration Statement on Form N-1A, filed on April 30, 2009.